Exhibit 99.1

FOR IMMEDIATE RELEASE

MR. COOPER GROUP REPORTS SECOND QUARTER 2025 RESULTS

•	Reported net income of$198 million including other mark-to-market of$30 million, equivalent to ROCE of 15.9% and operating ROTCE of 17.2%

•	Servicing portfolio grew 25% y/y to $1,509 billion

•	Subsequent to quarter-end, launched MSR Fund with initial $200 million commitment

•	Recognized by Great Place to Work as one of the Best Workplaces in Texas

Dallas, TX (July 23, 2025) - Mr. Cooper Group Inc. (NASDAQ: COOP) (the "Company"), reported second quarter income before income tax expense of $277 million and net income of $198 million. Excluding other mark-to-market and other adjustments, the Company reported pretax operating income of $269 million. Adjustments included other mark-to-market net of hedges of $30 million and other items shown below in the reconciliation of GAAP and non-GAAP results.

Chairman and CEO Jay Bray commented, "This was another strong quarter, marked by consistent, recurring, and predictable performance, along with higher returns. Our Company is firing on all cylinders and gaining momentum as we move closer to joining forces with Rocket."

President Mike Weinbach added, "I'm incredibly proud of our team's continued excellence in servicing and strong execution in originations. Our robust operations and technology continue to drive efficiencies, deliver exceptional service to customers, and attract new clients. We see compelling opportunities to expand our customer base, and our focus on cost leadership, fee-based revenue growth, and scaling our originations platform positions us to deliver strong, sustainable returns."

Servicing

The Servicing segment provides a best-in-class home loan experience for our 6.4 million customers while simultaneously strengthening asset performance for investors. In the second quarter, Servicing recorded pretax income of$364 million, including other mark-to-market of $30 million. The servicing portfolio ended the quarter at $1,509 billion. Servicing generated pretax operating income, excluding other mark-to-market, of $332 million. At quarter end, the carrying value of the MSR was $11,431 million equivalent to 156 bps ofMSR UPB.

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	Quarter Ended
($ in millions)	Q2'25		Q1'25
	$	BPS	$	BPS
Operational revenue	$681	18.1	$707	18.5
Amortization, net of accretion	(278)	(7.4)	(223)	(5.8)
Mark-to-market	31	0.8	(81)	(2.1)
Total revenues	434	11.5	403	10.6
Total expenses	(148)	(4.0)	(240)	(6.3)
Total other income, net	78	2.1	51	1.3
Income before taxes	364	9.6	214	5.6
Other mark-to-market	(30)	(0.8)	82	2.1
Accounting items	(8)	(0.2)	26	0.7
Intangible amortization	6	0.2	10	0.3
Pretax operating income excluding other mark-to-market and accounting items	$332	8.8	$332	8.7

	Quarter Ended
	Q2'25	Q1'25
MSRs UPB ($B)	$731	$734
Subservicing and Other UPB ($B)	778	780
Ending UPB ($B)	$1,509	$1,514
Average UPB ($B)	$1,510	$1,531
60+ day delinquency rate at period end	1.4%	1.5%
Annualized CPR	7.0%	5.0%

Originations

The Originations segment creates servicing assets at attractive margins by acquiring loans through the correspondent channel and refinancing existing loans through the direct-to-consumer channel. Originations earned pretax income of$64 million and pretax operating income of $64 million.

The Company funded 33,051 loans in the second quarter, totaling approximately $9.4 billion UPB, which was comprised of$2.6 billion in direct-to-consumer and $6.8 billion in correspondent. Funded volume increased 14% quarter-over-quarter, while pull through adjusted volume increased 10% quarter-over-quarter to $9.7 billion.

	Quarter Ended
($ in millions)	Q2'25	Q1'25
Income before taxes	$64	$45
Accounting items	—	8
Pretax operating income excluding accounting items and other	$64	$53

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	Quarter Ended
($ in millions)	Q2'25	Q1'25
Total pull through adjusted volume	$9,733	$8,842
Funded volume	$9,443	$8,319
Refinance recapture percentage	47%	51%
Recapture percentage	17%	19%
Purchase volume as a percentage of funded volume	70%	72%

Conference Call Webcast and Investor Presentation

The Company will release its second quarter 2025 financial results on July 23, 2025 at 7:00 A.M. Eastern Time. The press release, investor presentation, and a recording of prepared remarks will be available under the investors section on Mr. Cooper Group's website, www.mrcoopergroup.com.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company's and our business segments' ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company's and our business segments' core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company's and our business segment's ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, change in equity method investments, fair value change in equity investments and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company's core operating performance. Return on tangible common equity (ROTCE) is computed by dividing net income by average tangible common equity (also known as tangible book value). Tangible common equity equals total stockholders' equity less goodwill and intangible assets. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company's use of equity. Tangible book value is defined as stockholders' equity less goodwill and intangible assets. Our management believes tangible book value is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

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Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the "Risk Factors" section of Mr. Cooper Group's most recent annual reports and other required documents as filed with the SEC which are available at the SEC's website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Investor Contact:

Kenneth Posner, SVP Strategic Planning and Investor Relations

Shareholders@mrcooper.com

Media Contact:

Christen Reyenga, VP Corporate Communications

MediaRelations@mrcooper.com

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Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(millions of dollars, except for earnings per share data)

	Three Months Ended June 30, 2025	Three Months Ended March 31, 2025
Revenues:
Service related, net	$472	$440
Net gain on mortgage loans held for sale	136	120
Total revenues	608	560
Total expenses:	330	430
Other (expense) income, net:
Interest income	217	189
Interest expense	(217)	(213)
Other expense, net	(1)	(11)
Total other expense, net	(1)	(35)
Income before income tax expense	277	95
Income tax expense	79	7
Net income	$198	$88

Earnings per share:
Basic	$3.09	$1.38
Diluted	$3.04	$1.35
Weighted average shares of common stock outstanding (in millions):
Basic	64.0	63.7
Diluted	65.1	65.0

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MR. COOPER GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(millions of dollars)

	June 30, 2025	March 31, 2025
Assets
Cash and cash equivalents	$783	$784
Restricted cash	168	166
Mortgage servicing rights at fair value	11,431	11,345
Advances and other receivables, net	1,124	1,061
Mortgage loans held for sale at fair value	2,475	2,603
Property and equipment, net	72	63
Deferred tax assets, net	149	217
Other assets	2,297	2,207
Total assets	$18,499	$18,446

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$4,902	$4,896
Advance, warehouse and MSR facilities, net	6,161	6,313
Payables and other liabilities	1,956	1,949
MSR related liabilities - nonrecourse at fair value	381	398
Total liabilities	13,400	13,556
Total stockholders' equity	5,099	4,890
Total liabilities and stockholders' equity	$18,499	$18,446

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UNAUDITED SEGMENT STATEMENT OF

OPERATIONS & EARNINGS RECONCILIATION

(millions of dollars, except for earnings per share data)

	Three Months Ended June 30, 2025
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$426	$30	$16	$472
Net gain on mortgage loans held for sale	8	128	—	136
Total revenues	434	158	16	608
Total expenses	148	100	82	330
Other income (expense), net:
Interest income	184	33	—	217
Interest expense	(106)	(30)	(81)	(217)
Other expense, net	—	3	(4)	(1)
Total other income (expense), net	78	6	(85)	(1)
Pretax income (loss)	$364	$64	$(151)	$277
Income tax expense				79
Net income				$198
Earnings per share
Basic				$3.09
Diluted				$3.04

Non-GAAP Reconciliation:
Pretax income (loss)	$364	$64	$(151)	$277
Other mark-to-market	(30)	—	—	(30)
Accounting items / other	(8)	—	23	15
Intangible amortization	6	—	1	7
Pretax operating income (loss)	$332	$64	$(127)	$269
Income tax expense(1)				(65)
Operating income				$204
Operating ROTCE(2)				17.2%
Average tangible book value (TBV)(3)				$4,749

(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $4,641 and ending TBV of $4,857.

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UNAUDITED SEGMENT STATEMENT OF

OPERATIONS & EARNINGS RECONCILIATION

(millions of dollars, except for earnings per share data)

	Three Months Ended March 31, 2025
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$397	$26	$17	$440
Net gain on mortgage loans held for sale	6	114	—	120
Total revenues	403	140	17	560
Total expenses	240	95	95	430
Other income (expense), net:
Interest income	157	29	3	189
Interest expense	(106)	(26)	(81)	(213)
Other expense, net	—	(3)	(8)	(11)
Total other income (expense), net	51	—	(86)	(35)
Pretax income (loss)	$214	$45	$(164)	$95
Income tax expense				7
Net income				$88
Earnings per share
Basic				$1.38
Diluted				$1.35

Non-GAAP Reconciliation:
Pretax income (loss)	$214	$45	$(164)	$95
Other mark-to-market	82	—	—	82
Accounting items / other	26	8	34	68
Intangible amortization	10	—	—	10
Pretax operating income (loss)	$332	$53	$(130)	$255
Income tax expense				(62)
Operating income(1)				$193
Operating ROTCE(2)				16.8%
Average tangible book value (TBV)(3)				$4,597

(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $4,553 and ending TBV of $4,641.

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Non-GAAP Reconciliation:	Quarter Ended
($ in millions except value per share data)	Q2'25	Q1'25
Stockholders' equity (BV)	$5,099	$4,890
Goodwill	(141)	(141)
Intangible assets	(101)	(108)
Tangible book value (TBV)	$4,857	$4,641
Ending shares of common stock outstanding (in millions)	64.0	64.0

BV/share	$79.68	$76.43
TBV/share	$75.90	$72.53

Net income	$198	$88
ROCE(1)	15.9%	7.3%

Beginning stockholders’ equity	$4,890	$4,813
Ending stockholders’ equity	$5,099	$4,890
Average stockholders’ equity (BV)	$4,995	$4,852

(1)	Return on Common Equity (ROCE) is computed by dividing annualized earnings by average BV.

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